Contact:	610-337-1000	For Immediate Release:
	Robert W. Krick, ext. 13645 Brenda A. Blake, ext. 13202	June 29, 2010

UGI Announces Peter Kelly, CFO, Will Retire in 2011

VALLEY FORGE, Pa., June 29 — UGI Corporation (NYSE: UGI) announced that Peter Kelly, vice president-finance and chief financial officer, intends to retire in early 2011. Mr. Kelly, 53, joined UGI in 2007, having previously served as executive vice president and chief financial officer of Agere Systems, Inc., a global manufacturer of semiconductors.

Lon R. Greenberg, chairman and chief executive officer of UGI, said, “Peter brought significant operational and financial expertise as well as valuable international business experience to UGI. We thank Peter for his many contributions to UGI and we wish him well in retirement.”

The company plans to name a successor before Mr. Kelly’s departure.

About UGI
UGI is a holding company with propane marketing, utility and energy marketing subsidiaries. Through subsidiaries, UGI owns 44% of AmeriGas Partners, L.P., the nation’s largest retail propane marketer, and owns Antargaz, one of the largest LPG distributors in France.

Comprehensive information about UGI Corporation is available on the Internet at http://www.ugicorp.com.

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